NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
REPORTS SECOND-QUARTER 2023 RESULTS
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AUSTIN, TX, August 14, 2023 - Stratus Properties Inc. (NASDAQ: STRS), a diversified real estate company with holdings, interests and operations in the Austin, Texas area and other select markets in Texas, today reported second-quarter 2023 results.
Highlights and Recent Developments:
•Net loss attributable to common stockholders totaled $5.3 million, or $0.64 per diluted share, in second-quarter 2023, compared to net income attributable to common stockholders of $96.6 million, or $11.53 per diluted share, in second-quarter 2022. Net loss attributable to common stockholders totaled $11.1 million, or $1.35 per diluted share, in the six months ended June 30, 2023, compared to net income attributable to common stockholders of $98.9 million, or $11.82 per diluted share, in the six months ended June 30, 2022.
•Stratus’ total stockholders’ equity was $194.8 million at June 30, 2023, compared to $207.2 million at December 31, 2022 and $158.1 million at December 31, 2021. The increase in total stockholders’ equity from December 31, 2021 to June 30, 2023 was primarily a result of the gain realized on Stratus’ sale of Block 21 in 2022 and reflects a special dividend of approximately $40 million in 2022 and share repurchases totaling approximately $9.5 million in 2022 and through June 30, 2023.
•In 2022, Stratus’ Board of Directors (Board) approved a share repurchase program, which authorizes repurchases of up to $10.0 million of Stratus’ common stock. Through August 9, 2023, Stratus has acquired 381,889 shares of its common stock for a total cost of $9.8 million at an average price of $25.65 per share.
•Stratus had $44.1 million of cash and cash equivalents at June 30, 2023 and no amounts drawn on its revolving credit facility. Stratus’ cash position during the first six months of 2023 was positively impacted by the receipt in first-quarter 2023 of $35.8 million in cash from the Holden Hills partnership and the disbursement in June 2023 of the full $6.9 million of post-closing escrow amounts related to the sale of Block 21.
•The first units at The Saint June, a 182-unit luxury garden-style multi-family project in Barton Creek, were ready for occupancy in July 2023, and the project is expected to be completed in September 2023. Stratus also continues construction on The Saint George, the last ten Amarra Villas homes and Holden Hills.
•As of June 30, 2023, Stratus had signed leases for all the retail space in the first phase of development at Magnolia Place, and tenants representing 89 percent of the space were open for business. Stratus’ three stabilized mixed-use projects anchored or shadow-anchored by H-E-B grocery stores, Kingwood Place, Jones Crossing, and West Killeen Market, and its fourth stabilized mixed-use project Lantana Place, continue to perform well.

•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $(3.8) million in second-quarter 2023, compared to $1.5 million in second-quarter 2022. EBITDA does not reflect net income from discontinued operations, which was $95.9 million in second-quarter 2022, related to Block 21. For a reconciliation of net (loss) income from continuing operations to EBITDA, see the supplemental schedule, “Reconciliation of Non-GAAP Measure EBITDA,” below.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “We are pleased to announce the opening of The Saint June with the first tenants having moved in during July and expected completion of the project in September. We continue to advance the construction of our residential projects The Saint George and Holden Hills, and our retail properties are performing well. In the current real estate market environment, we remain focused on completing our projects under construction, controlling costs, advancing development plans for our future projects and working to manage and expand our credit and joint venture partner relationships. Supported by our experienced team and strong liquidity position, Stratus is well-positioned to continue its track record of capturing value for our shareholders when market conditions improve.”

Summary Financial Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(In Thousands, Except Per Share Amounts) (Unaudited)
Revenues
Real Estate Operations	$58	$7,927	$2,551	$7,950
Leasing Operations	3,472	3,200	6,781	6,280
Eliminations and other	—	(2)	—	(6)
Total Consolidated Revenue	$3,530	$11,125	$9,332	$14,224

Operating (loss) income
Real Estate Operations	$(2,689)	$2,471	$(4,710)	$1,103
Leasing Operations [a]	1,404	1,465	2,546	7,521
Corporate, eliminations and other [b]	(4,067)	(3,441)	(8,781)	(6,608)
Total consolidated operating (loss) income	$(5,352)	$495	$(10,945)	$2,016

Net (loss) income from continuing operations	$(5,309)	$532	$(11,582)	$2,344
Net income from discontinued operations [c]	$—	$95,925	$—	$96,300
Net (loss) income	$(5,309)	$96,457	$(11,582)	$98,644
Net loss attributable to noncontrolling interests in subsidiaries [d]	$8	$164	$480	$249
Net (loss) income attributable to common stockholders	$(5,301)	$96,621	$(11,102)	$98,893

Basic net (loss) income per share:
Continuing operations	$(0.64)	$0.09	$(1.35)	$0.31
Discontinued operations	—	11.59	—	11.66
	$(0.64)	$11.68	$(1.35)	$11.97
Diluted net (loss) income per share:
Continuing operations	$(0.64)	$0.09	$(1.35)	$0.31
Discontinued operations	—	11.44	—	11.51
	$(0.64)	$11.53	$(1.35)	$11.82

EBITDA	$(3,841)	$1,457	$(8,024)	$3,855

Capital expenditures and purchases and development of real estate properties	$25,528	$20,078	$44,561	$39,666

Weighted-average shares of common stock outstanding:
Basic	8,227	8,273	8,225	8,262
Diluted	8,227	8,383	8,225	8,369
a.The first six months of 2022 includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts. The increases in the 2023 periods from the 2022 periods are primarily the result of higher compensation costs for salary increases and estimated cash incentive awards for 2023, as well as charges for restricted stock units (RSUs) granted in second-quarter 2022 in connection with the Profit Participation Incentive Plan (PPIP) payouts for Lantana Place and The Santal. Fees related to a new consulting arrangement in 2023 to help raise third-party equity capital and office rent, which was eliminated in consolidation prior to the sale of Block 21, also contributed to the increases in the 2023 periods.
c.The 2022 periods include a $119.7 million pre-tax gain on the May 2022 sale of Block 21.
d.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate.

Continuing Operations
The decrease in revenue from the Real Estate Operations segment in second-quarter 2023, compared to second-quarter 2022, reflects the sale of one Amarra Villas home and $5.4 million of undeveloped property sales in second-quarter 2022, compared to no property sales in second-quarter 2023.

The increase in revenue from the Leasing Operations segment in second-quarter 2023, compared to second-quarter 2022, primarily reflects revenue from Magnolia Place, which had no rental revenue in second-quarter 2022, and increased revenue at Kingwood Place.

Debt and Liquidity
At June 30, 2023, consolidated debt totaled $137.4 million and consolidated cash and cash equivalents totaled $44.1 million, compared with consolidated debt of $122.8 million and consolidated cash and cash equivalents of $37.7 million at December 31, 2022.

As of June 30, 2023, Stratus had $42.7 million available under its revolving credit facility and no amount was borrowed. Letters of credit, totaling $11.0 million, had been issued under the revolving credit facility as of June 30, 2023, and secure Stratus’ obligation to build certain roads and utilities facilities benefiting Holden Hills and Section N. In May 2023, Stratus entered into a modification of the revolving credit facility to increase the maximum amount of letters of credit that may be issued under the revolving credit facility from $11.5 million to $13.3 million. In July 2023, Stratus entered into a $2.3 million letter of credit to secure its obligations, which are subject to certain conditions, to construct and pay for certain utility infrastructure in Lakeway, Texas, estimated to cost approximately $2.3 million, which is expected to be utilized by the planned multi-family project on Stratus’ remaining land in Lakeway. The amount available under the revolving credit facility, net of letters of credit issued, was $40.4 million as of August 9, 2023.

Purchases and development of real estate properties (included in operating cash flows) and capital expenditures (included in investing cash flows) totaled $44.6 million for the first six months of 2023, primarily related to the development of Barton Creek properties (including The Saint June, Amarra Villas and Holden Hills) and The Saint George, compared with $39.7 million for the first six months of 2022, primarily related to the development of Barton Creek properties (including The Saint June and Amarra Villas) and Magnolia Place.
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CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the impact of inflation and interest rate changes, supply chain constraints and tightening bank credit, Stratus’ ability to meet its future debt service and other cash obligations, future cash flows and liquidity, Stratus’ expectations about the Austin and Texas real estate markets, the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, plans to sell, recapitalize, or refinance properties, future operational and financial performance, municipal utility district (MUD) reimbursements for infrastructure costs, regulatory matters, leasing activities, tax rates, future capital expenditures and financing plans, possible joint ventures, partnerships, or other strategic relationships, other plans and objectives of management for future operations and development projects, the impacts of any major public health crisis, and future cash returns to shareholders, including the timing and amount of repurchases under Stratus’ share repurchase program. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” "target," “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Under Stratus’ Comerica Bank debt agreements, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Comerica Bank’s prior written consent, which was obtained in connection with the special cash dividend and share repurchase program. Any future declaration of dividends or decision to repurchase Stratus’ common stock is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Comerica Bank debt agreements, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus’ future debt agreements, future refinancings of or amendments to existing debt agreements or other future agreements may restrict Stratus’ ability to declare dividends or repurchase shares.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, increases in operating and construction costs, including real estate taxes and the cost of building materials and labor, increases in inflation and interest rates, supply chain constraints, tightening bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax and business conditions, including as a result of the war in Ukraine, potential U.S. or local economic downturn or recession, the availability and terms of financing for development projects and other corporate purposes, the failure of any bank in which Stratus deposits funds, any major public health crisis, Stratus’ ability to collect anticipated rental payments and close projected asset sales, loss of key personnel, Stratus’ ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, eligibility for and potential receipt and timing of receipt of MUD reimbursements, industry risks, changes in buyer preferences, potential additional impairment charges, competition from other real estate developers, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather- and climate-related risks, environmental and litigation risks, the failure to attract buyers or tenants for Stratus’ developments or such buyers’ or tenants’ failure to satisfy their purchase commitments or leasing obligations, cybersecurity incidents and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC).

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

This press release also includes EBITDA, which is not recognized under U.S. generally accepted accounting principles (GAAP). Stratus’ management believes this measure can be helpful to investors in evaluating its business because EBITDA is a financial measure frequently used by securities analysts, lenders and others to evaluate Stratus' recurring operating performance. EBITDA is intended to be a performance measure that should not be regarded as more meaningful than GAAP measures. Other companies may calculate EBITDA differently. As required by SEC rules, a reconciliation of Stratus' net (loss) income from continuing operations to EBITDA is included in the supplemental schedule of this press release.

A copy of this release is available on Stratus’ website, stratusproperties.com.

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Real estate operations	$58	$7,925	$2,551	$7,944
Leasing operations	3,472	3,200	6,781	6,280
Total revenues	3,530	11,125	9,332	14,224
Cost of sales:
Real estate operations	2,697	5,432	7,184	6,798
Leasing operations	1,144	870	2,405	1,854
Depreciation and amortization	970	884	1,898	1,757
Total cost of sales	4,811	7,186	11,487	10,409
General and administrative expenses [a]	4,071	3,444	8,790	6,611
Gain on sale of assets [b]	—	—	—	(4,812)
Total	8,882	10,630	20,277	12,208
Operating (loss) income	(5,352)	495	(10,945)	2,016
Interest expense, net	—	—	—	(15)
Other income, net	544	80	1,029	86
(Loss) income before income taxes and equity in unconsolidated affiliate’s loss	(4,808)	575	(9,916)	2,087
(Provision for) benefit from income taxes	(498)	(41)	(1,660)	261
Equity in unconsolidated affiliate’s loss	(3)	(2)	(6)	(4)
Net (loss) income from continuing operations	(5,309)	532	(11,582)	2,344
Net income from discontinued operations [c]	—	95,925	—	96,300
Net (loss) income and total comprehensive (loss) income	(5,309)	96,457	(11,582)	98,644
Total comprehensive loss attributable to noncontrolling interests [d]	8	164	480	249
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(5,301)	$96,621	$(11,102)	$98,893

Basic net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.64)	$0.09	$(1.35)	$0.31
Discontinued operations	—	11.59	—	11.66
	$(0.64)	$11.68	$(1.35)	$11.97
Diluted net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.64)	$0.09	$(1.35)	$0.31
Discontinued operations	—	11.44	—	11.51
	$(0.64)	$11.53	$(1.35)	$11.82
Weighted-average shares of common stock outstanding:
Basic	8,227	8,273	8,225	8,262
Diluted	8,227	8,383	8,225	8,369
a.The increases in the 2023 periods from the 2022 periods are primarily the result of higher compensation costs for salary increases and estimated cash incentive awards for 2023, as well as charges for RSUs granted in second-quarter 2022 in connection with the PPIP payouts for Lantana Place and The Santal. Fees related to a new consulting arrangement in 2023 to help raise third-party equity capital and office rent, which was eliminated in consolidation prior to the sale of Block 21, also contributed to the increases in the 2023 periods.
b.For the first six months of 2022, a pre-tax gain of $4.8 million was recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
c.The 2022 periods include a $119.7 million pre-tax gain on the May 2022 sale of Block 21.
d.Represents noncontrolling interest partners' share in the results of the consolidated projects in which they participate.

STRATUS PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$44,145	$37,666
Restricted cash	995	8,043
Real estate held for sale	1,773	1,773
Real estate under development	271,597	239,278
Land available for development	47,113	39,855
Real estate held for investment, net	94,478	92,377
Lease right-of-use assets	11,711	10,631
Deferred tax assets	38	38
Other assets	13,905	15,479
Total assets	$485,755	$445,140

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$18,107	$15,244
Accrued liabilities, including taxes	5,393	7,049
Debt	137,432	122,765
Lease liabilities	16,297	14,848
Deferred gain	3,066	3,519
Other liabilities	6,299	9,642
Total liabilities	186,594	173,067

Commitments and contingencies

Equity:
Stockholders' equity:
Common stock	96	94
Capital in excess of par value of common stock	196,819	195,773
Retained earnings	30,350	41,452
Common stock held in treasury	(32,449)	(30,071)
Total stockholders' equity	194,816	207,248
Noncontrolling interests in subsidiaries	104,345	64,825
Total equity	299,161	272,073
Total liabilities and equity	$485,755	$445,140

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)

	Six Months Ended
	June 30,
	2023	2022
Cash flow from operating activities:
Net (loss) income	$(11,582)	$98,644
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,898	1,757
Cost of real estate sold	2,087	3,599
Gain on sale of discontinued operations	—	(119,695)
Gain on sale of assets	—	(4,812)
Debt issuance cost amortization and stock-based compensation	1,443	1,107
Equity in unconsolidated affiliate’s loss	6	4
Deferred income taxes	—	5,832
Purchases and development of real estate properties	(21,084)	(12,091)
Decrease in other assets	601	3,112
Decrease in accounts payable, accrued liabilities and other	(123)	(21,098)
Net cash used in operating activities	(26,754)	(43,641)

Cash flow from investing activities:
Proceeds from sale of discontinued operations	—	105,813
Capital expenditures	(23,477)	(27,575)
Payments on master lease obligations	(484)	(418)
Other, net	9	—
Net cash (used in) provided by investing activities	(23,952)	77,820

Cash flow from financing activities:
Borrowings from credit facility	—	30,000
Payments on credit facility	—	(30,000)
Borrowings from project loans	22,828	12,455
Payments on project and term loans	(8,328)	(5,582)
Payment of dividends	(616)	—
Stock-based awards net payments	(789)	(452)
Finance lease principal payments	(7)	—
Noncontrolling interest contribution	40,000	—
Purchases of treasury stock	(1,589)	—
Financing costs	(1,362)	(205)
Net cash provided by financing activities	50,137	6,216
Net (decrease) increase in cash, cash equivalents and restricted cash	(569)	40,395
Cash, cash equivalents and restricted cash at beginning of year	45,709	70,139
Cash, cash equivalents and restricted cash at end of period	$45,140	$110,534

STRATUS PROPERTIES INC.
BUSINESS SEGMENTS

As a result of the sale of Block 21, Stratus has two operating segments: Real Estate Operations and Leasing Operations. Block 21, which encompassed Stratus’ Hotel and Entertainment segments, along with some leasing operations, is presented as discontinued operations.

The Real Estate Operations segment is comprised of Stratus’ real estate assets (developed for sale, under development and available for development), which consists of its properties in Austin, Texas (including the Barton Creek Community, which includes Section N, Holden Hills, Amarra multi-family and commercial land, Amarra Villas, The Saint June, Amarra Drive lots and other vacant land; the Circle C community; the Lantana community, which includes a portion of Lantana Place planned for a multi-family phase now known as The Saint Julia; The Saint George; and the land for The Annie B); in Lakeway, Texas, located in the greater Austin area (Lakeway); in College Station, Texas (land for future phases of retail and multi-family development and retail pad sites at Jones Crossing); and in Magnolia, Texas (land for a future phase of retail development and for future multi-family use and retail pad sites at Magnolia Place), Kingwood, Texas (a retail pad site) and New Caney, Texas (New Caney), each located in the greater Houston area.

The Leasing Operations segment is comprised of Stratus’ real estate assets held for investment that are leased or available for lease and includes retail space at West Killeen Market, Lantana Place, Kingwood Place and the completed portions of Jones Crossing and Magnolia Place and retail pad sites subject to ground leases at Lantana Place, Kingwood Place and Jones Crossing.

Stratus uses operating income or loss to measure the performance of each segment. General and administrative expenses, which primarily consist of employee salaries, wages and other costs, are managed on a consolidated basis and are not allocated to Stratus’ operating segments. The following segment information reflects management determinations that may not be indicative of what the actual financial performance of each segment would be if it were an independent entity.
Summarized financial information by segment for the three months ended June 30, 2023, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$58	$3,472	$—	$3,530
Cost of sales, excluding depreciation	(2,697)	(1,144)	—	(3,841)
Depreciation and amortization	(50)	(924)	4	(970)
General and administrative expenses	—	—	(4,071)	(4,071)
Operating (loss) income	$(2,689)	$1,404	$(4,067)	$(5,352)
Capital expenditures and purchases and development of real estate properties	$12,057	$13,471	$—	$25,528
Total assets at June 30, 2023 [c]	328,033	111,252	46,470	485,755
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Corporate, eliminations and other includes cash and cash equivalents and restricted cash of $43.2 million. The remaining cash and cash equivalents and restricted cash is reflected in the operating segments’ assets.

Summarized financial information by segment for the three months ended June 30, 2022, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$7,925	$3,200	$—	$11,125
Intersegment	2	—	(2)	—
Cost of sales, excluding depreciation	(5,432)	(870)	—	(6,302)
Depreciation and amortization	(24)	(865)	5	(884)
General and administrative expenses	—	—	(3,444)	(3,444)
Operating income (loss)	$2,471	$1,465	$(3,441)	$495
Capital expenditures and purchases and development of real estate properties	$7,227	$12,820	$31	$20,078
Total assets at June 30, 2022 [c]	265,929	106,020	112,711	484,660
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Corporate, eliminations and other includes cash and cash equivalents and restricted cash of $102.3 million, primarily received from the May 2022 sale of Block 21. The remaining cash and cash equivalents and restricted cash is reflected in the operating segments’ assets.

Summarized financial information by segment for the six months ended June 30, 2023, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$2,551	$6,781	$—	$9,332
Cost of sales, excluding depreciation	(7,184)	(2,405)	—	(9,589)
Depreciation and amortization	(77)	(1,830)	9	(1,898)
General and administrative expenses	—	—	(8,790)	(8,790)
Operating (loss) income	$(4,710)	$2,546	$(8,781)	$(10,945)
Capital expenditures and purchases and development of real estate properties	$21,084	$23,477	$—	$44,561
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.

Summarized financial information by segment for the six months ended June 30, 2022, based on Stratus’ internal financial reporting system utilized by its chief operating decision maker, follows (in thousands):

	Real Estate Operations [a]	Leasing Operations	Corporate, Eliminations and Other [b]	Total
Revenues:
Unaffiliated customers	$7,944	$6,280	$—	$14,224
Intersegment	6	—	(6)	—
Cost of sales, excluding depreciation	(6,798)	(1,854)	—	(8,652)
Depreciation and amortization	(49)	(1,717)	9	(1,757)
General and administrative expenses	—	—	(6,611)	(6,611)
Gain on sale of assets [c]	—	4,812	—	4,812
Operating income (loss)	$1,103	$7,521	$(6,608)	$2,016
Capital expenditures and purchases and development of real estate properties	$12,091	$27,362	$213	$39,666
a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Represents a pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.

RECONCILIATION OF NON-GAAP MEASURE
EBITDA
EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP (generally accepted accounting principles in the U.S.) financial measure that is frequently used by securities analysts, investors, lenders and others to evaluate companies’ recurring operating performance, including, among other things, profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, management believes that Stratus’ presentation of EBITDA affords them greater transparency in assessing its financial performance. This information differs from net (loss) income from continuing operations determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. EBITDA may not be comparable to similarly titled measures reported by other companies, as different companies may calculate such measures differently. Management strongly encourages investors to review Stratus’ consolidated financial statements and publicly filed reports in their entirety. A reconciliation of Stratus’ net (loss) income from continuing operations to EBITDA follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net (loss) income from continuing operations [a]	$(5,309)	$532	$(11,582)	$2,344
Depreciation and amortization	970	884	1,898	1,757
Interest expense, net	—	—	—	15
Provision for income taxes	498	41	1,660	(261)
EBITDA [b]	$(3,841)	$1,457	$(8,024)	$3,855
a.The first six months of 2022 includes a $4.8 million pre-tax gain recognized on the reversal of accruals for costs to lease and construct buildings under a master lease arrangement that Stratus entered into in connection with its sale of The Oaks at Lakeway in 2017.
b.EBITDA does not reflect net income from discontinued operations, which was $95.9 million in second-quarter 2022 and $96.3 million in the first six months of 2022, related to Block 21. The impact of accounting for the Block 21 sale as discontinued operations reduced EBITDA by $122.8 million in second-quarter 2022 and $125.2 million in the first six months of 2022.